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                                                                      Exhibit 15

                        STATE STREET BOSTON CORPORATION


                 Independent Accountant's Acknowledgment Letter



The Stockholders and Board of Directors
State Street Boston Corporation


We are aware of the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641 and
2-68698) and the Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, and in the Registration Statement (Form S-3 No. 33-49885) pertaining to the registration of debt securities of State Street Boston Corporation, of our report dated July 14, 1995 relating to the unaudited consolidated interim financial statements of State Street Boston Corporation which are included in its Form 10-Q for the quarter ended June 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                                         ERNST & YOUNG LLP




Boston, Massachusetts
August 10, 1995